Exhibit 99.1

BROADSTONE ACQUISITION CORP.

BALANCE SHEET

	September 15, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current assets:
Cash	$1,684,998	$106,060	(b)	$1,684,998
		(106,060)	(c)
Prepaid expenses	236,800	-		236,800
Total current assets	1,921,798	-		1,921,798
Cash held in Trust Account	300,000,000	5,303,010	(a)	305,303,010
Total Assets	$301,921,798	$5,303,010		$307,224,808

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$500	$-		$500
Accrued expenses	75,000	-		75,000
Total current liabilities	75,500	-		75,500
Deferred underwriting commissions	10,500,000	185,605	(d)	10,685,605
Total liabilities	10,575,500	185,605		10,761,105

Commitments and Contingencies
Class A ordinary shares; 28,634,629 and 29,146,370 shares subject to possible redemption at $10.00 per share, actual and as adjusted	286,346,290	5,117,410	(e)	291,463,700

Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,365,371 and 1,383,931 shares issued and outstanding (excluding 28,634,629 and 29,146,370 shares subject to possible redemption), actual and as adjusted	137	53	(a)	139
		(51)	(e)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863	-		863
Additional paid-in capital	5,034,213	5,302,957	(a)	5,034,206
		106,060	(b)
		(106,060)	(c)
		(185,605)	(d)
		(5,117,359)	(e)
Accumulated deficit	(35,205)	-		(35,205)
Total shareholders' equity	5,000,008	(5)		5,000,003
Total Liabilities and Shareholders' Equity	$301,921,798	$5,303,010		$307,224,808

(1) This number includes up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On October 14, 2020, the underwriters partially exercised the over-allotment option to purchase as additional 530,301 Units; thus, only 992,425 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Broadstone Acquisition Corp. (the “Company”) as of September 15, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 14, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”) on September 15, 2020. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On October 12, 2020, the Underwriters partially exercised the over-allotment option to purchase as additional 530,301 units (the “Over-Allotment Units”). On October 14, 2020, the Company completed the sale of the Over-Allotment Units to Underwriters (the “Over-Allotment”), generating gross proceeds of approximately $5.3 million, and incurred additional offering costs of approximately $292,000 in underwriting fees (inclusive of approximately $186,000 in deferred underwriting commissions).

Simultaneously with the closing of the IPO on September 15, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Broadstone Sponsor LLP, a United Kingdom limited liability partnership (the “Sponsor”), generating proceeds of $8.0 million. Simultaneously with the closing of the Over-Allotment Units, on October 14, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 106,060 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $106,060.

Upon closing of the Over-Allotment, an aggregate of approximately $5.3 million ($10.00 per Unit)  was placed in a trust account ("Trust Account"), for a total of approximately $305.3 million deposited in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor agreed to forfeit up to 1,125,000 Class B ordinary shares, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriters. On October 14, 2020, the underwriters partially exercised the over-allotment option to purchase as additional 530,301 Units; thus, only 992,425 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust account	$5,303,010
	Class A ordinary shares		$53
	Additional paid-in capital		$5,302,957
	To record sale of 530,301 Overallotment Units at $10.00 per Unit

(b)	Cash	$106,060
	Additional paid-in capital		$106,060
	To record sale of 106,060 Private Placement Warrants at $1.00 per warrant

(c)	Additional paid-in capital	$106,060
	Cash		$106,060
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$185,605
	Deferred underwriting commissions		$185,605
	To record additional deferred underwriting fee on overallotment option

(e)	Class A ordinary shares	$51
	Additional paid-in capital	$5,117,359
	Class A ordinary shares subject to possible redemption		$5,117,410
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock